For Release:	January 27, 2005 9:00am EST

American Water Star, Inc. Strengthens Their Management Team

Las Vegas - (BUSINESS WIRE) - January 27, 2005 -- American Water Star, Inc., (AMEX: AMW - NEWS) a publicly traded company located in Las Vegas, Nevada is pleased to announce the addition of Leonard Kowalewski to its management team. Mr. Kowalewski will be the Director of Operations in charge of all AMW bottling facilities.

Mr. Kowalewski has over 30 years of experience in the beverage industry. He has been employed by several major corporations in the beverage industry, including: Coca-Cola Company, Coca-Cola Bottlers, Ltd., Coca-Cola Enterprises, Coca-Cola Export Corporation, Minute Maid, Anheuser-Busch, Inc., Fleischmann Distilling, Inc., General Cinema Beverages, and Southeast Canners, Inc.

Mr. Kowalewski's areas of expertise include production supervisor, packaging and bottling superintendent, regional operations coordinator, manufacturing specialist, project coordinator, field operations and cost containment.

"We are very pleased to have Mr. Kowalewski join our management team. He has a solid background in the operations and manufacturing of soft drinks. His strong leadership skills will be a tremendous asset to the Company," stated Roger Mohlman, CEO of American Water Star, Inc.

About American Water Star Inc. :

American Water Star Inc. ("AMW") is a publicly traded company, (AMEX: AMW), and is engaged in the beverage bottling industry. Its product brands are both licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our products include Hawaiian Tropic -- a product featuring a sugar-free, no carbonation, and caffeine-free, sodium-free tropical drink. Hawaiian Tropic flavors include Strawberry Kiwi, Kiwi-Lemon Lime, Orange Guava and Pineapple Pink Grapefruit. For grade school age children we are introducing Geyser Sport -- our new non-sugared, 0 calorie, 0 carbohydrates, 0 sodium, vitamin and mineral-enriched, fruit-flavored beverage brand. Our other premium beverages include; Geyser Fruit Beverages -- our line of eight different fruit-flavored waters which have proven to be popular with consumers and Geyser Fruta -- our Latin line of seven different fruit-flavored beverages.

Forward-looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from AMW's historical experience and its present expectations or projections. These risks include, but are not limited to, any benefits of the addition to new management with Mr. Kowalewski; the transitional adjustments of adding Mr. Kowalewski; Mr. Kowalewski's previous experiences and employment in the beverage industry; the efficiency of our bottling facilities under new management; AMW's ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AMW undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

American Water Star Inc.	Redwood Consultants, LLC.
Donald Hejmanowski, 702-740-7036	Jens Dalsgaard, 415-884-0348